Exhibit 10.16

FENDER MUSICAL INSTRUMENTS CORPORATION

STOCK PURCHASE AGREEMENT

THIS AGREEMENT made this             day of                 ,             , by and between Fender Musical Instruments Corporation, a Delaware corporation (the “Corporation”), and                      (“Optionee”) under the Corporation’s 2007 Amended and Restated Equity Compensation Plan.

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

A. EXERCISE OF OPTION

1. Exercise. Optionee hereby purchases              shares of Class B Common Stock (the “Purchased Shares”) pursuant to that certain option (the “Option”) granted Optionee on             ,             (the “Grant Date”) to purchase up to              shares of Class B Common Stock (the “Option Shares”) under the Plan at the exercise price of $             per share (the “Exercise Price”).

2. Payment. Concurrently with the delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and the Plan and shall deliver whatever additional documents may be required by the Option Agreement or the Plan as a condition for exercise.

3. Stockholder Rights. Once Optionee has exercised all or a portion of the Option, Optionee (or any permitted successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the provisions of this Agreement and the Stockholders Agreement (as defined herein). Optionee acknowledges that, in addition to the restrictions set forth in this Agreement, the Purchased Shares shall be subject to the provisions of the Corporation’s Third Amended and Restated Stockholders Agreement, as such agreement may be amended from time to time (the “Stockholders Agreement”). Optionee has carefully read and hereby represents and warrants that he, she or it understands the terms and provisions of the Stockholders Agreement.

B. SECURITIES LAW COMPLIANCE

1. Restricted Securities. The Purchased Shares have not been registered under the 1933 Act or the applicable securities laws of any state and are being issued to Optionee in reliance upon one or more exemptions from such registration, including the exemption provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws and under any applicable state securities laws or unless exemptions from such registration requirements are available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act. Optionee represents and warrants that it is acquiring the Shares, for its own account for investment and not with a view to distribution, assignment, resale or other transfer, and that by reason of his or her business or financial experience, or the business or experience of his or her professional advisors, Optionee has the capacity to protect his or her own interests in connection with acquiring the Shares.

2. Restrictions on Disposition of Purchased Shares. Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

(i) Optionee shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(ii) Optionee shall have complied with all requirements of this Agreement and the Stockholders Agreement applicable to the disposition of the Purchased Shares.

(iii) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or under any applicable state securities laws or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act and for compliance with any applicable state securities laws or any exemption from registration available under the 1933 Act (including Rule 144) and under any applicable state securities laws have been taken.

The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or the Stockholders Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement or the Stockholders Agreement.

3. Restrictive Legends. The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state securities laws. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act and such state securities laws, (b) a “no action” letter of the Securities and Exchange Commission and from each applicable state securities authority with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act and such state securities laws is not required with respect to such sale or offer.”

“The shares represented by this certificate are subject to certain repurchase rights and rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a Stock Purchase Agreement dated by and between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

“In addition, the shares represented by this certificate are subject to certain restrictions set forth in the Corporation’s Third Amended and Restated Stockholders Agreement, as the same may be amended from time to time. A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

C. TRANSFER RESTRICTIONS

1. Restriction on Transfer. Optionee shall not sell, assign, transfer, gift, pledge, encumber, hypothecate, grant a security interest in or make any other voluntary or involuntary disposition of any Purchased Shares in contravention of the terms of this Agreement or the Stockholders Agreement.

2. Transferee Obligations. Each person to whom any Purchased Shares are transferred by means of any sale, assignment, transfer, gift, pledge, encumbrance, hypothecation, grant or security interest or any other voluntary or involuntary disposition of Purchased Shares must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and the Stockholders Agreement.

3. Market Stand-Off. The Optionee hereby acknowledges that the Purchased Shares shall be subject to the market stand-off restrictions set forth in Section 6.17 of the Stockholders Agreement.

D. RIGHT OF FIRST REFUSAL

The Optionee hereby acknowledges that the Purchased Shares shall be subject to the rights of first refusal and rights of co-sale set forth in Section 3 of the Stockholders Agreement. Such rights of first refusal and rights of co-sale shall be exercisable in accordance with the provisions of Section 3 of the Stockholders Agreement.

E. REPURCHASE RIGHT

The Optionee hereby acknowledges that the Purchased Shares shall be subject to the repurchase rights set forth in Section 4 of the Stockholders Agreement The Repurchase Right shall be exercisable in accordance with the provisions of Section 4 of the Stockholders Agreement.

F. VOTING FOR DIRECTORS

The Optionee hereby acknowledges that once Optionee has exercised all or part of the Option, Optionee shall be subject to the voting requirements set forth in Section 5 of the Stockholders Agreement.

G. GENERAL PROVISIONS

1. At Will Employment. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

2. Notices. Any notice required to be given under this Agreement shall be in writing and shall be given in accordance with the provisions of Section 16 of the Stockholders Agreement.

3. No Waiver. The failure of the Corporation in any instance to exercise any of its rights under this Agreement or the Stockholders Agreement shall not constitute a waiver of any other rights that may then exist or may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

4. Cancellation of Shares. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement or the Stockholders Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement or the Stockholders Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement or the Stockholders Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement or the Stockholders Agreement.

5. Optionee Undertaking. Optionee (or any permitted successor in interest) hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee (or any permitted successor in interest) or the Purchased Shares pursuant to the provisions of this Agreement.

6. Complete Agreement. This Agreement and the Stockholders Agreement constitute the complete agreement between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any conflicts of law provisions thereof.

8. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

FENDER MUSICAL INSTRUMENTS CORPORATION

By:

Title:

Address:

OPTIONEE
Address:

APPENDIX

The following definitions shall be in effect under this Agreement:

A. Agreement shall mean this Stock Purchase Agreement.

B. Board shall mean the corporation’s board of directors.

C. Common Stock shall mean the corporation’s common stock.

D. Corporate Level Change in Control shall mean any of the following transactions involving a change in control or ownership of the corporation:

(i) a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation; or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporations outstanding securities.

E. Corporation shall mean Fender Musical Instruments Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets of voting stock of Fender Musical Instruments Corporation which shall by appropriate action adopt the plan.

F. Exercise Price shall have the meaning assigned to such term in Paragraph A.1.

G. Grant Date shall have the meaning assigned to such term in Paragraph A.1.

H. Grant Notice shall mean the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

I. 1933 Act shall mean the Securities Act of 1933, as amended.

J. Option shall have the meaning assigned to such term in Paragraph A.1.

K. Option Agreement shall mean the Stock Option Agreement issued in connection with the Grant Notice.

L. Optionee shall mean the person to whom the Option is granted under the Plan.

M. Permitted Transfer shall mean any sale, assignment, transfer, gift, pledge, encumbrance, hypothecation, grant or security interest or any other voluntary or involuntary disposition of Purchased Shares to a Permitted Transferee (as defined in the Stockholders Agreement).

N. Plan shall mean the Corporation’s 2007 Amended and Restated Equity Compensation Plan, as amended from time to time.

O. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

P. Purchased Shares shall have the meaning assigned to such term in Paragraph A.1.

Q. SEC shall mean the Securities and Exchange Commission.

R. Service shall mean the Optionee’s performance of services for the Corporation (or any Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent consultant.

S. Subsidiary shall mean any entity (other than the corporation) in an unbroken chain of entities beginning with the corporation, provided each entity (other than the last entity) in the unbroken chain owns, at the time of the determination, fifty percent (50%) or more of the total combined voting power in one of the other entities in such chain.

T. Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.